Exhibit 5.1


                                                                         E-MAIL:
                                                        sarman@applebyglobal.com

                                                                    DIRECT DIAL:
                                                                TEL 345 814 2019
XL Capital Ltd
One Bermudiana Road                                                    YOUR REF:
P.O. Box HM 2245
Hamilton HM JX
Bermuda                                                             APPLEBY REF:
                                                                 BP/jj/07004.066




Dear Sirs                                                       20 December 2005

XL CAPITAL LTD - FORM S-3 REGISTRATION STATEMENT

You have asked us to render this opinion in our capacity as your counsel as to Cayman Islands law in connection with the registration by XL Capital Ltd
("COMPANY") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended ("ACT") covering the issue and sale from time to time pursuant to the Company's Dividend Reinvestment and Share Purchase Plan ("PLAN") of up to 1,000,000 ordinary shares of the Company ("OFFERED SECURITIES"):

Capitalised terms used herein without definition have the meanings specified in the Registration Statement.

We have examined the following:

1) a draft form of Prospectus ("PROSPECTUS") to be dated the date of effectiveness of the Registration Statement pursuant to which the Company may offer and sell from time to time the Offered Securities under the Plan;

2) a form of Registration Statement as filed with the Securities and Exchange Commission on 20 December 2005;

3) a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company as issued or registered with the Registrar of Companies in the Cayman Islands and the corporate records of the Company maintained at its registered office in the Cayman Islands; and

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                                                                  XL CAPITAL LTD
                                                                20 December 2005




4) a certified copy (by the secretary of the Company) of an extract of resolutions passed at a meeting of the board of directors of the Company held on 26 and 27 October 2005 and of the special finance committee of the board of directors of the Company held on 27 November 2005 ("RESOLUTIONS").

In giving this opinion, we have relied upon the accuracy of certificates of the secretary of the Company dated 20 December 2005 without further verification. We have assumed without independent verification:

(a) the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies;

(b) as a matter of fact the filing by the Company of the Registration Statement has been determined by the Directors bona fide to be in the best interests of the Company;

(c) the Offered Securities will be issued in accordance with, and as contemplated by, the provisions of the Memorandum and Articles of Association of the Company and the Plan as described in the Prospectus.

On the basis of the foregoing and subject to the qualifications below, we would advise as follows:

1. The Company is duly incorporated and validly existing in good standing as a limited liability company under the laws of the Cayman Islands.

2. The Company's authorised capital is US$9,999,900 divided into 999,990,000 Ordinary Shares of a par value of US$0.01 each, with power for the Company insofar as is permitted by law, to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions.

3. The Offered Securities to be issued pursuant to the Plan have been duly authorised and, when subscribed for, issued and paid for in full in accordance with the terms of the Plan and the Registration Statement, will be validly issued and fully paid obligations of the Company.

4. Following payment in full of the nominal or par value of the Offered Securities, such Offered Securities will be non-assessable, and the shareholders will not be subject to further calls on their shares or liable to make further payments to the

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                                                                  XL CAPITAL LTD
                                                                20 December 2005




         Company in respect of the nominal or par value of their shares in the event that the Company is wound up.

We are practising in the Cayman Islands and we do not purport to be experts on the laws of any other jurisdiction and we have made no investigation of, or express any opinion as to the laws of any jurisdiction other than the Cayman Islands. This opinion is based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

This opinion is intended solely for your benefit and that of Cahill Gordon & Reindel LLP as your legal advisors. You may give copies of this opinion to your legal advisors who may rely on it as though it were also addressed to them. It may not be relied upon by any other person although we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Risk Factors", "Legal Matters" and "Enforcement of Civil Liabilities Under United States Federal Securities Laws". Our consent to such reference does not constitute a consent under Section 7 of the Act as, in consenting to such reference, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such Section 7 or under the rules and regulations of the Commission thereunder.

Yours faithfully,
APPLEBY SPURLING HUNTER



/s/ Sherice Arman

-----------------------
Sherice Arman